UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	REED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 28, 2026, Reed’s, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with D&D Source of Life Holding, Ltd., the Company’s majority stockholder (the “Investor”), for the issuance and sale in a private placement (the “Private Placement”) of 17,421,602 shares (the “Shares”) of common stock, $0.0001 par value per share, at a purchase price of $0.574 per Share, for aggregate gross proceeds of approximately $10.0 million. The Private Placement is expected to close on or about November 6, 2026 (the “Closing Date”).

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 28, 2026, with the Investor, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares no later than fifteen (15) days after the Closing Date (the “Registration Statement”), and to use its best efforts to have the registration statement declared effective as promptly as possible thereafter, and in any event no later than seventy (70) days following the Closing Date (or ninety (90) days following the Closing Date in the event of a “full review” by the SEC). The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

The receipt of the gross proceeds from the Private Placement will satisfy the requirement under the Senior Secured Loan and Security Agreement, as amended by Amendment No. 2 to Senior Secured Loan and Security Agreement dated September 30, 2026 (the “Amendment”), that the Company receive aggregate cash equity contributions of at least $10.0 million on or after the effective date of the Amendment and no later than November 6, 2026.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, termination provisions, indemnification obligations of the Company and other obligations of the parties. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the form of each of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 with respect to the Private Placement and the Shares issued in the Private Placement is hereby incorporated by reference into this Item 3.02. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2), and Rule 506(b) promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of October 28, 2026, by and between Reed’s, Inc. and the Investor.
10.2	Form of Registration Rights Agreement, dated as of October 28, 2026, by and between Reed’s, Inc. and the Investor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Reed’s, Inc.

Dated: November 3, 2026	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer